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                                                              EXHIBIT 99.B6-1
                                                              Standard broker -
                                                              dealer agreement



                            BROKER-DEALER AGREEMENT
                         FOR THE SALE OF SHARES OF THE
                         HAVEN CAPITAL MANAGEMENT TRUST


Ladies and Gentlemen:


We are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended) of the offering of shares of beneficial interest of the Haven Fund (the "Fund"), a portfolio of The Haven Capital Management Trust (the "Trust"), and the agent for the continuous distribution of such shares pursuant to the terms of the Distribution Agreement between us and the Fund. You desire to enter into an Agreement with us for the sale of shares of beneficial interest in the Fund. As used herein, the term "Prospectus" shall mean the prospectus and, unless the context otherwise requires, related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of the Fund.

In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

     1. Customers of yours who purchase shares are for all purposes your customers and not customers of us or the Fund. You shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving shares shall you have any authority to act as agent for the Fund or for us.

     2. In offering shares, you shall rely solely and conclusively on the representations contained in the Prospectus. You agree that you shall not offer or sell shares except in accordance with all applicable federal and state laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of the Fund, you agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, Statement of Additional Information, annual and interim reports, and proxy solicitation materials relating to the Fund in reasonable quantities upon request.

     3. You shall not make any representations concerning shares other than those contained in the Prospectus or in any promotional materials or sales literature furnished to you by us. You shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to you by us, and such other information and materials as may be approved in writing by us.


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     4. All orders for the purchase of any shares shall be executed at the public offering price per share (i.e., the net asset value per share) and all orders for the redemption of any shares shall be executed at the net asset value per share, in each case as described in the Prospectus. The minimum initial purchase order shall be as set forth in the Prospectus. The Fund reserves the right to reject any purchase order. The Fund and us also reserve the right, at our discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares.

     5. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus and instructions either we or the Fund's transfer agent provide from time to time. No conditional orders will be accepted. Purchase orders will be made only for the purpose of covering purchase orders already received from your customers. Further, you shall place purchase orders from customers with the Fund immediately and shall not withhold the placement of such orders so as to profit yourselves; provided, however, that the foregoing shall not prevent the purchase of shares by you for your own bona fide investment. You agree that: (a) you shall not effect any transactions (including, without limitation, any purchases and redemptions) in any shares registered in the name of, or beneficially owned by, any customer unless such customer has granted you full right, power and authority to effect such transactions on his or her behalf, and (b) the Fund, each Transfer Agent and we and their or our agents, employees, controlling persons and affiliates shall not be liable for, and shall be fully indemnified and held harmless by you from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorney's fees) which may be incurred by us or any of the foregoing persons entitled to indemnification from you hereunder arising out of or in connection with the execution of any transactions in shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of you. The indemnification agreement contained in this Paragraph 5 shall survive the termination of this Agreement.

     6. Payment for orders from you for the purchase of shares will be made in accordance with the terms of the Prospectus. If payment of any purchase order is not received in accordance with the terms of the Prospectus, we reserve the right, without notice, to cancel the sale and hold you responsible for any loss sustained as a result thereof.

     7. You acknowledge that the terms of the Prospectus provides that certificates for shares will not be issued under any circumstances and you agree to be so bound.

     8. You hereby represent and warrant that: (a) you are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which you are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for your lawful execution and delivery of this Agreement and your performance hereunder have been obtained; and (c) upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms.


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     9. You further represent and warrant that you are a member of the NASD and you agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. You agree to comply with all applicable federal and state laws, rules and regulations and agree to indemnify and hold the Funds, its investment adviser, and theirs and our agents, controlling persons and affiliates and us harmless from any loss or damage resulting from any failure on your part to comply with all applicable laws, rules and regulations. We agree to inform you, upon your request, as to the states in which we believe the shares of the Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we shall have no obligation or responsibility to make shares available for sale to your customers in any jurisdiction. You agree to notify us immediately in the event of your expulsion or suspension from the NASD. Your expulsion or suspension from the NASD will automatically terminate this Agreement immediately without notice.

     10. The names and addresses and other information concerning your customers are and shall remain your sole property, and neither we nor our affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of our duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 10 shall not prohibit us or any of our affiliates from utilizing for any purpose the names, addresses or other information concerning any of your customers if such names, addresses or other information are obtained in any manner other than from you pursuant to this Agreement. The provisions of this Paragraph 10 shall survive the termination of this Agreement.

     11. In consideration of your providing distribution and marketing services in the promotion of the sale of shares of the Fund, and furnishing services and assistance to your customers who invest in and own shares of the Fund, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of 0.25% of the average daily net asset value of the shares beneficially owned by your clients for whom you are the dealer of record or holder of record or which are owned by your clients whose records, as maintained by the Fund or its agents, designate your firm as the client's dealer of record (the "Clients' Shares"), which fee will be computed daily and payable quarterly. For purposes of determining the fees payable under this Section 11, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Fund's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. In addition, you understand that the payments of distribution fees to you shall be made from monies we receive under the Fund's Distribution Plan ("Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") and as such, the payment of such fees is subject to the provisions of said Rule and Plan, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

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     12. You will furnish us or our designee with such information as we or they may reasonably request, and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us or the Fund), in connection with the preparation of reports to us or the Fund's Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law, and any other documents or information relating to this Agreement as we may reasonably request from time to time.

     13. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) the compensation payable to you hereunder, together with any other compensation you receive from clients for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with clients; and (ii) you will provide to clients a schedule of any fees that you may charge to them relating to the investment of their assets in shares of the Fund.

     14. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

     15. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by facsimile, telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to us shall be given or sent to us at our offices located at 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202, and all notices to you shall be given or sent to you at your address shown below.

     16. This Agreement shall become effective on the date a fully executed copy of this Agreement is received by us. This Agreement shall continue in effect until amended or terminated as provided herein provided the Plan and related agreement are approved at least annually by vote of the Trustees of the Trust who are not "interested persons" (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto, cast in person at a meeting called for the purpose of voting on such Plan or agreement. This Agreement may be terminated without penalty at any time by either party upon written notice to the other party, by a majority of the Trustees of the Trust who are not "interested persons" and who have no direct or indirect financial interest in the operation of


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the Plan or any agreement related thereto, or by a vote of a majority of the outstanding voting securities of the Fund. In addition, this Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act) or upon the happening of any event that terminates the Trust's Distribution Agreement with us.

     17. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without giving effect to principles of conflicts of laws.

                                            Very truly yours,

                                            SUNSTONE DISTRIBUTION SERVICES, LLC.


                                            By:
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                                            Date:
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If you agree to be legally bound by the provisions of this Agreement, please sign where indicated below and return such executed copy to us at 207 East Buffalo Street, Suite 400, Milwaukee, Wisconsin, 53202. Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.


                                            Dealer:
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                                            Address:
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                                            By:
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                                               Authorized Officer

                                            Name and Title:
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                                            Date:
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                                            Contact Person:
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                                            Phone:
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